Exhibit 9.1

January 9, 2023

U.S. Securities and Exchange Commission 100 F
Street, NE

Washington, D.C. 20549-7561

Re: Creci, Inc. Form 1-U
SEC File No. 024-11772

On January 2, 2023 our appointment as auditor for Creci, Inc. ceased. We have read Creci, Inc.’s statements included under Item 4.01 of its Form 1-U dated January 9, 2023 and agree with such statements, insofar as they apply to us.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Very truly yours,

Cherry Bekaert LLP
Fort Lauderdale, Florida

cbh.com